Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
ACT (GER) QRS 15-58, Inc.	Delaware	CC (ILVA) GP QRS 11-66, Inc.	Delaware
ACT Grundstücksverwaltungs GmbH	Germany	CC (ILVA) L.P.	Delaware
& Co. KG		CC (ILVA) Trust	Maryland
ACT Grundstücksverwaltungs	Germany	CCARE (Multi) GP QRS 11-60, Inc.	Delaware
Management GmbH & Co. KG		CCARE (Multi) Limited Partnership	Delaware
ADS2 (CA) QRS 11-41, Inc.	California	CFP (MD) QRS 11-30, Inc.	Maryland
ADVA 15 (GA) LLC	Delaware	CFP (MD) QRS 11-33, Inc.	Maryland
ADV-QRS 15 (GA) QRS 15-4, Inc.	Delaware	CFP Associates	Kentucky
AMPD (DE) Limited Partnership	Delaware	CIP Acquisition Incorporated	Maryland
AMPD GP (DE) QRS 15-35, Inc.	Delaware	CIP Finance Company (UK) QRS	Delaware
AMPD LP (DE) Trust	Maryland	11-50, Inc.
Auto (FL) QRS 11-39, Inc.	Florida	Comp (TX) QRS 11-42, Inc.	Delaware
Autopress (GER) LLC	Delaware	Comp Delaware LP	Delaware
BB (Multi) Limited Partnership	Delaware	Containers (DE) Limited Partnership	Delaware
BB 11 (MD)	Maryland	Containers (DE) QRS 15-36, Inc.	Delaware
BBA Invest SCI	France	CPA 15-17 Laur BV	Netherlands
BBA-2 EURL	France	CPA 15 Netherlands C.V.	Netherlands
BBA-I SARL	France	CV GP (Dutch) QRS 15-101, Inc.	Delaware
Beaver MM (POL) QRS 15-86, INC.	Delaware	Dan (FL) QRS 15-7, Inc.	Delaware
Belgov (DE) QRS 15-66, Inc.	Delaware	Delaware Chip LLC	Delaware
Best (Multi) QRS 11-55, Inc.	Delaware	Delaware Comp LLC	Delaware
BeW Kfz-Service GmbH & Co. KG	Germany	Delmo (DE) QRS 11/12-1, Inc.	Delaware
BeW Kfz-Service Verwaltungs-GmbH	Germany	Delmo (PA) QRS 11-36	Pennsylvania
BFS (DE) LP	Delaware	Delmo 11/12 (DE) LLC	Delaware
BN (CT) QRS 11-57, INC.	Delaware	Deykin Avenue (UK) QRS 15-22, Inc.	Delaware
BN (MA) QRS 11-58, Inc.	Delaware	Dfence (Belgium) 15 Sprl	Belgium
Bolder (CO) QRS 11-44, Inc.	Delaware	Dfence (Belgium) 15-16 Sprl	Belgium
Bolt (DE) Limited Partnership	Delaware	Dfend 15 LLC	Delaware
Bolt (DE) QRS 15-26, Inc.	Delaware	DIY (Poland) Sp. Zoo	Poland
Bolt (DE) Trust	Maryland	DSG (IN) QRS 15-44, Inc.	Delaware
Bone (DE) QRS 15-12, Inc.	Delaware	EL Purchaser (CA) QRS 15-85, Inc.	Delaware
Bos Club LL (MA) LLC	Delaware	Energy (NJ) QRS 15-10, Inc.	Delaware
Bos Club Manager (MA) QRS 15-93,	Delaware	Engines (Ger) Qrs 15-90, Inc.	Delaware
Inc.		Erwin Specht GmbH & Co. KG	Germany
Bradford Jersey Limited	United Kingdom	Erwin Specht Verwactungs GmbH	Germany
Brelade Holdings Ltd.	Cyprus	Finit (FI) LLC	Delaware
BRY-PL (DE) Limited Partnership	Delaware	Fit (CO) QRS 15-59, Inc.	Delaware
BRY-PL (MD) Trust	Maryland	GAL III (IN) QRS 15-49, Inc.	Delaware
BRY-PL GP (DE) QRS 15-57, Inc.	Delaware	GAL III (NJ) QRS 15-45, Inc.	Delaware
BVNY (DE) LLC	Delaware	GAL III (NY) QRS 15-48, Inc.	Delaware
BVNY (DE) MM QRS 11-63, Inc.	Delaware	GB-ACT (GER) Limited Partnership	Delaware
BVS (NY) QRS 11-64, INC.	Delaware	Gearbox (GER) QRS 15-95, Inc.	Delaware
Cards (CA) QRS 11-37, Inc.	Delaware	Gift (VA) LLC	Delaware
Cards Limited Liability Company	Delaware	Gift (VA) QRS 15-43, Inc.	Delaware
Carey Baths (Ireland) Limited	Ireland	Goldfish (DE) LP	Delaware
Carey Finance SARL	Luxembourg	GR (TX) GP QRS 11-67, Inc.	Delaware
Carlog 1 SARL	France	GR (TX) LP	Delaware
Carlog 2 SARL	France	GR (TX) Trust	Maryland
Carlog SCI	France	GRC (TX) Limited Partnership	Delaware
		GRC (TX) QRS 15-47, Inc.	Delaware
		GRC (TX) Trust	Maryland

Exhibit 21.1
SUBSIDIARIES OF REGISTRANT (Continued)

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
GRC-II (TX) Limited Partnership	Delaware	Mons (DE) QRS 15-68, Inc.	Delaware
GRC-II (TX) QRS 15-80, Inc.	Delaware	Neoserv (CO) QRS 10-13, Inc.	Colorado
GRC-II (TX) Trust	Maryland	Neoserv (CO) QRS 11-8, Inc.	Colorado
GS Landlord (MI) LLC	Delaware	One Cabin Interior (FL) QRS 15-9, Inc.	Delaware
GS Member (Mi) Qrs 15-89, Inc.	Delaware	Optical (CA) QRS 15-8, Inc.	Delaware
H2 Investor (GER) QRS 15-91, Inc.	Delaware	Overtape (CA) QRS 15-14, Inc.	Delaware
H2 Lender (GER) QRS 15-92, Inc.	Delaware	OX (AL) LLC	Delaware
Hammer (De) LP Qrs 15-33, Inc.	Delaware	OX-GP (AL) QRS 15-15, Inc.	Delaware
Hammer (DE) QRS 15-32, Inc.	Delaware	Pem (MN) QRS 15-39, Inc.	Delaware
Hellweg GmbH & Co.	Germany	Pet (TX) GP QRS 11-62, INC.	Delaware
Vermögensverwaltungs KG		Pet (TX) LP	Delaware
Hinck 15 LP (DE) QRS 15-84, Inc.	Delaware	Pet (TX) Trust	Maryland
Hinck Landlord (DE) Limited	Delaware	Pet 15 (MD)	Maryland
Partnership		Plano (TX) QRS 11-7, Inc.	Texas
HLWG Two (GER) LLC	Delaware	Plastic (DE) Limited Partnership	Delaware
HLWG Two Lender SARL	Luxembourg	Plastic (DE) QRS 15-56, Inc.	Delaware
HLWG Two TRS SARL	Luxembourg	Plastic (DE) Trust	Maryland
Hoe Management GmbH	Germany	Plex (WI) QRS 11-56, Inc.	Delaware
Hum (DE) QRS 11-45, Inc.	Delaware	Plex Trust (MD)	Maryland
ICG (TX) LP	Delaware	Plum (DE) QRS 15-67, Inc.	Delaware
ICG-GP (TX) QRS 15-3, Inc.	Delaware	Pohj Landlord (Finland) LLC	Delaware
ICG-LP (TX) Trust	Maryland	Pohj Member (Finland) QRS 15-82,	Delaware
ISA Jersey QRS 11-51, Inc.	Delaware	Inc.
Jamesinvest sprl	Belgium	Pol (NC) QRS 15-25, Inc.	Delaware
Kiinteisto Oy Tietoie 6	Finland	Pol-Beaver LLC	Delaware
Kiinteisto Oy Tietokilo 1-2	Finland	QRS 10-1 (ILL), Inc.	Illinois
Labrador (AZ) LP	Delaware	QRS 10-5 (OH), Inc.	Ohio
Learn (IL) QRS 11-53, Inc.	Delaware	QRS 11-29 (TX), Inc.	Texas
Linden (GER) LLC	Delaware	QRS 15-Paying Agent, Inc.	Delaware
Logic (UK) QRS 11-49, Inc.	Delaware	QS (UK) QRS 15-42, Inc.	Delaware
LT Fitness (DE) QRS 15-53, Inc.	Delaware	QS ARK (DE) QRS 15-38, Inc.	Delaware
LT Landlord (Mn-Fl) LLC	Delaware	Qshire (Ireland) QRS 15-29, Inc.	Delaware
LT Manager (Mn-Fl) Qrs 15-88, Inc.	Delaware	Qshire (UK) QRS 15-30, Inc.	Delaware
Map Invest 1 SARL	France	Rails (UK) QRS 15-54, Inc.	Delaware
Map Invest 2 SARL	France	Randolph/Clinton Limited Partnership	Delaware
Map Invest SCI	France	RII (CA) QRS 15-2, Inc.	Delaware
Map Invest SPRL	Belgium	Salted Peanuts (LA) QRS 15-13, Inc.	Delaware
Marcourt Investments Incorporated	Maryland	Scan (OR) QRS 11-47, Inc.	Delaware
Master (DE) QRS 15-71, Inc.	Delaware	Semer Unternehmensverwaltung	Germany
MBM-Beef (DE) QRS 15-18, Inc.	Delaware	GmbH & Co. KG
Mechanic (AZ) QRS 15-41, Inc.	Delaware	SF (TX) GP QRS 11-61, INC.	Delaware
Medi (PA) Limited Partnership	Delaware	SF (TX) LP	Delaware
Medi (PA) QRS 15-21, Inc.	Delaware	SF (TX) Trust	Maryland
Medi (PA) Trust	Maryland	SFC (TN) QRS 11-21, Inc.	Tennessee
Metal (GER) QRS 15-94, Inc.	Delaware	Shaq (DE) QRS 15-75, Inc.	Delaware
Micro (CA) QRS 11-43, Inc.	Delaware	Shovel Management GmbH	Germany
MM (UT) QRS 11-59, Inc.	Delaware	Sport (MI) QRS 15-40, Inc.	Delaware
Module (DE) Limited Partnership	Delaware

Exhibit 21.1
SUBSIDIARIES OF REGISTRANT (Continued)

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
ST (TX) GP QRS 11-63, INC.	Delaware	UTI (IL) TRUST	Maryland
ST (TX) LP	Delaware	Wadd-II (TN) LP	Delaware
ST (TX) Trust	Maryland	Wadd-II GP (TN) QRS 15-19, INC.	Delaware
Stor-Move UH 15 Business Trust	Massachusetts	Weg (GER) QRS 15-83, Inc.	Delaware
Suspension (DE) QRS 15-1, Inc.	Delaware	Wegell GmbH & Co. KG	Germany
Thal Dfence Aubagne SCI	France	Wegell Verwaltungs GmbH	Germany
Thal Dfence Conflans SCI	France	Wgn (GER) LLC	Delaware
Thal Dfence Guyancourt SCI	France	WGN 15 Holdco (GER) QRS 15-98,	Delaware
Thal Dfence Laval SCI	France	Inc.
Thal Dfence Ymare SCI	France	WGN 15 Member (GER) QRS 15-99,	Delaware
Tissue SARL	France	Inc.
Tito (FI) QRS 15-81, Inc.	Delaware	Wisco (WI) LP	Delaware
Toys (NE) QRS 15-74, Inc.	Delaware	Wolv (DE) LP	Delaware
UH Storage (DE) Limited Partnership	Delaware	Wolv Trust, a Maryland Business Trust	Maryland
UH Storage GP (DE) QRS 15-50, Inc.	Delaware	World (DE) QRS 15-65, Inc.	Delaware
UK Logic LLC	Delaware	Worth (OH-TN) Limited Partnership	Delaware
Uni-Tech (CA) QRS 15-64, Inc.	Delaware	Worth GP (OH-TN) QRS 15-72, Inc.	Delaware
Unitech (Il) LLC	Delaware	Worth LP (OH-TN) QRS 15-73, Inc.	Delaware
Uni-Tech (PA) QRS 15-63, Inc.	Delaware	Wrench (DE) LP	Delaware
Uni-Tech (PA) Trust	Maryland	Wrench (DE) QRS 15-31, Inc.	Delaware
Uni-Tech (PA), L.P.	Delaware	Wrench (DE) Trust	Maryland
UTI (IL) GP QRS 11-69, INC.	Delaware	Zylinderblock (Ger) LLC	Delaware
UTI (IL) LP	Delaware